UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012 (December 13, 2012)

WILLIAMS CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33066	84-1099587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 SW 72nd Avenue, Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

(503) 684-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on October 31, 2012, Williams Controls, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Curtiss-Wright Controls, Inc. (“Curtiss-Wright”), a Delaware corporation, and Columbia Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and a wholly owned subsidiary of Curtiss-Wright.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub commenced a tender offer (the “Offer”) on November 15, 2012 to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares’), at a purchase price of $15.42 per Share, net to the seller in cash without interest thereon and less any required withholding tax (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2012, and the related Letter of Transmittal, each as amended and supplemented from time to time.

The Offer expired at 11:59 p.m., New York City time, on December 13, 2012. On December 14, 2012, Curtiss-Wright announced that, based on final information provided by Wells Fargo Bank, N.A., the depositary for the Offer, 6,605,243 Shares (plus 867,543 Shares tendered pursuant to notices of guaranteed delivery) were validly tendered and not validly withdrawn immediately prior to the expiration of the Offer, and payment for such Shares was made in accordance with the terms of the Offer. On December 14, 2012 Acquisition Sub also exercised the Top-Up Option (as described below), pursuant to which the Company issued shares to Acquisition Sub, at a price per share equal to the Offer Price, in an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form Merger under applicable Delaware law without stockholder approval.

In accordance with the terms of the Merger Agreement, on December 14, 2012 Acquisition Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Curtiss-Wright.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on December 14, 2012 that each Share (other than Shares held by Curtiss-Wright, Acquisition Sub or the Company and Shares held by any holder who is entitled to and has properly demanded appraisal of such Shares under Delaware law) was automatically converted into the right to receive $15.42 per Share in cash, without interest. On December 18 2012, the NYSE filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Shares under Section 12 of the Exchange Act and trading of the Shares on the NYSE was suspended as of the opening of trading on December 17, 2012.

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

In order to complete the Merger, on December 14, 2012, pursuant to Section 2.3 of the Merger Agreement, Acquisition Sub exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 4,162,111 Shares (the “Top-Up Shares”) to Acquisition Sub, at a price per Share equal to the Offer Price. Acquisition Sub paid for the Top-Up Shares by delivery of a promissory note to the Company. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Curtiss-Wright and Acquisition Sub at the time of exercise of the Top-Up Option, represented an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective time of the Merger, each outstanding Share, other than Shares owned by Curtiss-Wright, Acquisition Sub, the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on December 14, 2012, a change in control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Curtiss-Wright. The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and options in connection with the change in control transaction was approximately $119 million. The source of such funds was Curtiss-Wright’s cash on hand and/or from Curtiss-Wright’s existing committed credit facilities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on December 14, 2012. Pursuant to the terms of the Merger Agreement, on December 14, 2012, the directors of Acquisition Sub immediately prior to the effective time of the Merger, which consisted of Thomas P. Quinly, Robert H. Shaw, John C. Watts and Allen E. Symonds became directors of the Company following the Merger.

Item 5.03	Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the certificate of incorporation and the bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.	Other Matters

On December 14, 2012, both the Company and Curtiss-Wright issued press releases regarding the closing of the Merger, copies of which are attached as Exhibit 99.1 and Exhibit 99.2 to this report, respectively, and are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-Laws.

99.1	Press Release dated December 14, 2012.

99.2	Press Release dated December 14, 2012 (incorporated by reference to Exhibit (a)(5)(C) to Amendment No. 3, to Schedule TO filed by Curtiss-Wright with the Securities and Exchange Commission on December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012

Williams Controls, Inc.

By:	/s/ John Watts
John Watts
Vice President

Exhibit Index

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-Laws.

99.1	Press Release dated December 14, 2012.

99.2	Press Release dated December 14, 2012 (incorporated by reference to Exhibit (a)(5)(C) to Amendment No. 3, to Schedule TO filed by Curtiss-Wright with the Securities and Exchange Commission on December 17, 2012.